UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 9, 2007

Analogic Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Massachusetts	0-6715	04-2454372
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

8 Centennial Drive, Peabody, Massachusetts		01960
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	978-326-4000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 9, 2007, Analogic Corporation (the "Company") and Alex A. Van Adzin, the Company’s Vice President, General Counsel, and Secretary, agreed that Mr. Van Adzin would resign from those positions as of November 23, 2007, as part of a planned restructuring of the roles and responsibilities of members of the senior management team. The Company and Mr. Van Adzin are engaged in discussions concerning severance arrangements for Mr. Van Adzin and the possibility of Mr. Van Adzin remaining as an employee of the Company for a period of time after November 23, 2007, to assist the Company with transitional matters.

John J. Fry has accepted an offer to join the Company as Vice President, General Counsel and Corporate Secretary on or about November 26, 2007. John is currently a principal in the law firm Driggs, Hogg, & Fry Co., L.P.A., where he practices primarily in the areas of business and technology law. John was previously Senior Corporate Counsel and Intellectual Property Manager for Philips Medical Systems, where he served as counsel for Philips' global computed tomography business. He holds a Juris Doctor degree from Cleveland-Marshall College of Law (summa cum laude 1990). He also holds graduate and undergraduate degrees in electrical engineering from Case Western Reserve University (M.S. 1985; B.S. 1983).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Analogic Corporation

November 9, 2007	By:	/s/ Donald B. Melson

Name: Donald B. Melson
Title: Vice President and Corporate Controller